Exhibit 4.7


                      NON-QUALIFIED STOCK OPTION AGREEMENT

Date of Grant:

                  This NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement"), dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Quackware, Inc. a California corporation (the "Company"), to [ ] (the "Optionee"), who is an employee or non-employee consultant or director of the Company or one of its subsidiaries (the Optionee's employer is sometimes referred to herein as the ("Employer").

                  WHEREAS, the Board of Directors of the Company (the "Board") has approved the grant of this stock option to the Optionee to purchase shares of the Class A Common Stock of the Company, $.001 per share par value (the "Stock"), in accordance with the terms and provisions thereof; and

                  WHEREAS, the Board has determined that it would be in the best interest of the Company to grant the non-qualified stock option documented herein.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Grant of Option.

                  Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Board, hereby grants to the Optionee, as of the Date of Grant, an option to purchase up to [ ] shares of Stock at a price of $[ ] per share, the fair market value on the Date of Grant as determined by the Board.

                  Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an option not qualified as an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986).

2.       Installment Exercise.

                  Subject to such further limitations as are provided herein, the Option shall become exercisable as follows, subject to the terms of this
Agreement:

                  Shares            Vesting Type              Vesting Date

3.       Termination of Option.

                  (a) Subject to the other provisions of this Agreement, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten years from the Date of Grant (the "Option Term").

                  (b) Upon the occurrence of the Optionee's ceasing for any reason to be employed by, or to serve, the Company (such occurrence being a "termination of the Optionee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void within thirty
(30) days after the date of such termination of the Optionee's employment, except (1) in the event employment is terminated for cause as defined by applicable law, in which case Optionee's Option shall terminate and become null and void immediately or (2) in a case where the Board may otherwise determine in their sole and absolute discretion for up to ninety (90) days following the termination of employment or service. Upon a termination of the Optionee's employment by reason of disability or death, the Option may be exercised, but only to the extent that the Option was outstanding and exercisable on such date of disability or death, up to a six-month period following the date of such termination of the Optionee's employment, unless extended for a period of up to one year, at the sole and absolute discretion of the Board.

                  (c) In the event of the death of the Optionee, the Option may be exercised by the Optionee's legal representative, but only to the extent that the Option would otherwise have been exercisable by the Optionee.

                  (d) A transfer of the Optionee's employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Optionee's employment.

                  (e) The Administrators (as defined below), in their sole and absolute discretion, may cancel the Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement or if the Optionee, whether or not he or she is currently employed by the Company or one of its subsidiaries, acts in a manner contrary to the best interests of the Company and its subsidiaries.

4.       Exercise of Option.

                  (a) The Optionee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.

                  (b) Full  payment  (in U.S.  dollars)  by the  Optionee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Board, in whole or in part through the surrender of shares of Stock at their Fair Market Value on the exercise date. The exercise of the Option is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery of shares pursuant thereto, then in such event, the exercise of the Option or the sale and issuance of any shares to be purchased shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. At the Company's sole and absolute discretion, the Company may, from time to time, accept shares of the Company's Common Stock subject to one of the Plans as the source of payment for such liabilities. As used herein "Fair Market Value" shall mean, as of any particular date, the value of the Common Stock determined by the Board or any other person(s) designated by the Board to administer the Company's stock options or stock option plans, including this Agreement (the Board or any such persons when acting in such capacity, the "Administrators") on the basis of such factors as they deem appropriate; provided, however, that, if the Common Stock is traded on a national securities exchange or a national market system, Fair Market Value on any day shall be deemed to be the closing sales price (or, if no reported sale takes place on such day, the mean of the reported bid and asked prices) of the Common Stock on such day on the principal such exchange, or, if the stock is included on the composite tape, the composite tape. In each case, the Administrators' determination of Fair Market Value shall be conclusive and binding on the Company and the Optionee.

                  (c) On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued stock or reacquired Stock, as the Company may elect) upon full payment for such option Shares. However, if (i) the Optionee is subject to Section 16 of the Securities Exchange Act of 1934 and
(ii) the Optionee exercises the Option before six months have passed from the Date of Grant, the Company shall be permitted if required to comply with the exemptive provisions of Section 16 of the Securities Exchange Act of 1934 to hold in its custody any stock certificate arising from such exercise until six months has passed from the Date of Grant. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Administrators shall determine in their discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

                  (d) If the Optionee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Optionee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Optionee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.       Adjustment of and Changes in Stock of the Company.

                  In the event of the dissolution or liquidation of the Company, the Option shall terminate as of a date to be fixed by the Administrators; provided that not less than 30 days' written notice of the date so fixed shall be given to the Optionee and the Optionee shall have the right during such period (unless such option shall have previously expired) to exercise the Option, including up to fifty percent (50%) of the shares of Common Stock under the Option that would not otherwise be exercisable by reason of an insufficient lapse of time.

                  In the event of a Reorganization (as defined below) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization, then:

                           (a) if there is no plan or agreement  respecting  the
                  Reorganization (the "Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the outstanding options for options of another corporation, then exercise and termination provisions equivalent to those described in the first paragraph of this Section 5 shall apply (which shall include the right to receive upon exercise the consideration that would be received by a holder of a number of shares of Common Stock issuable upon exercise of the Option immediately prior to the consummation of the Reorganization); or

                           (b) if there is a Reorganization Agreement and if the
                  Reorganization Agreement specifically provides for the change, conversion, or exchange of the outstanding options for options of another corporation, then the Administrators shall adjust the outstanding unexercised portion of the Option in a manner consistent with the applicable provisions of the Reorganization Agreement; provided, however, that in no event shall any such Reorganization Agreement affect the right of the Optionee to, in the event of a Reorganization, exercise fifty percent (50%) of the shares of Common Stock under the Option that would not otherwise be exercisable by reason of an insufficient lapse of time.

                  The term "Reorganization" as used in this Section 5 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or a sale of the Common Stock pursuant to which the Company is or becomes a subsidiary of another company after the effective date of the Reorganization.

                  Adjustments and  determinations  under this Section 5 shall be
made  by  the  Administrators,   whose  decisions  as  to  such  adjustments  or
determinations shall be final, binding, and conclusive.

                  In the event of a recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company not otherwise addressed by the balance of this Section 5, the Administrators shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Administrators following at least 30 days written notice to the Optionee.

6.       No Rights of Stockholders.

                  Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.       Non-Transferability of Option.

                  During the Optionee's lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

8.       Restriction on Exercise.

                  Shares shall not be issued with respect to the Option unless the exercise of the Option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Administrators may also require an Optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, the Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to the Option and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Agreement.

9.       Employment or Service Not Affected.

                  The granting of the Option or its exercise shall not be construed as granting to the Optionee any right with respect to continuance of employment by or service relationship with the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Optionee, the right of the Employer to terminate at will the Optionee's employment or service relationship with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Optionee.

10.      Amendment of Option.

                  The Option may be  amended by the  Administrators  at any time
(i) if the Administrators determine, in their sole and absolute discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

11.      Notice.

                  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

                  To Company:      Quackware, Inc.
                                   1252 Borregas Avenue
                                   Sunnyvale, CA 94089
                                   Attn:  Secretary


                                   To Optionee: at the address provided
                                   in the Company's records

12.      Company's Right of First Refusal.

                  Any attempt by the Optionee to sell, transfer or otherwise dispose of any securities issued to the Optionee under this Agreement upon exercise, that is transferable in accordance with the terms of this Agreement and applicable law, must also comply with the following provisions:

                                   (a) The  Optionee  must have  received a bona
          fide offer to purchase the securities (the "Offer") and the Optionee must then give written notice to the Company outlining the terms of the Offer (including the identity of the maker of the Offer (the "Offeror")). The Company shall then have the right, for a period of sixty (60) days, to repurchase all, but not less than all, of the securities offered by the Optionee upon the terms contained in the Offer. If the Offer includes the payment of non-cash consideration for the securities, the Company shall pay an amount equal to the Fair Market Value of such non-cash consideration.

                                   (b) If the  Company  does  not  exercise  its
          rights hereunder, the Optionee may, within sixty (60) days thereafter, sell the offered securities to the Offeror upon terms not more favorable to the Offeror than those contained in the Offer. Any sale of securities by the Optionee after the expiration of the sixty (60) day period referred to in the preceding sentence shall be deemed a new transaction subject to the Company's right of first refusal here.

                                   (c) The  Company's  right  of  first  refusal
          shall  terminate when the Company's  Common Stock is registered  under
          Section 12 of the Securities Exchange Act of 1934, as amended and listed on or included in a national securities exchange or interdealer quotation system registered under the Exchange Act.

13.      Company's Right of Repurchase.

                  In the event that the Optionee's employment with or service to the Company is terminated for any reason or any of its subsidiaries, the Company shall have the right, unless waived by the Administrators at the time of any award or thereafter, to repurchase all, but not less than all of the securities that such Optionee has purchased or has been awarded under this Agreement on the following terms:

(d) Upon the Optionee's termination of employment with or service to the Company or any of its subsidiaries, the Company shall have the right for a period of ninety (90) days form the last day of employment or service to repurchase all, but not less than all of the securities purchased by the Optionee under this Agreement.

(e) The Company shall notify the Optionee within ninety (90) days of the last day of employment or service regarding the exercise of its right of repurchase.

(f) If the Company exercises its right of repurchase, the Company will purchase the securities within thirty (30) days of delivery of the notice of its election to purchase at the higher of (i) the Fair Market Value on the Optionee's date of termination, or (ii) the Fair Market Value of such securities on the date of the Company's notification of election to repurchase.

14.      Lock-Up.

                  To the extent requested by any managing underwriter to the Company, the Optionees shall enter into such market lock-up, escrow or other agreements as may be requested by such underwriter in connection with any public offering of the Company's securities.

15.      Governing Law; Arbitration.

                  The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of California, except to the extent preempted by federal law, which shall to the extent govern. Subject to the next succeeding sentence, acceptance of this Agreement shall be deemed to constitute consent to the jurisdiction and venue of the state and federal courts located in Santa Clara County, State of California for all purposes in connection with any suit, action or other proceeding relating to this Agreement, including the enforcement of any rights under this Agreement or any other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of California, provided a reasonable time for appearance is allowed. Notwithstanding the foregoing, any disputes involving this Agreement will be resolved by arbitration in Santa Clara County, California before one (1) arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

                  IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Grant of Option, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.

QUACKWARE, INC.,
a California corporation

By: ___________________
    Name:
    Title:


ACCEPTED AND AGREED TO:

_______________________